AMERICAN ITALIAN PASTA COMPANY

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                                                                           NEWS
                                                                         RELEASE

Contact:
Serri Helm -
Director of Investor Relations
816/584-5235
shelm@aipc.com

FOR IMMEDIATE RELEASE

                     AMERICAN ITALIAN PASTA COMPANY REPORTS
                          FIRST QUARTER FY 2004 RESULTS

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     o    First quarter revenues of $101.6 million with diluted EPS of $0.44 in line with adjusted guidance

     o    Annual revenue, cash flow and EPS guidance reiterated

     o    New, great tasting, reduced carbohydrate pastas generate excellent initial demands

KANSAS CITY, MO, January 28, 2004 --- American Italian Pasta Company (NYSE:PLB)
today announced results for the first fiscal quarter 2004, which ended January
2, 2004.

Revenues for the quarter (13 weeks) were $101.6 million, down 5.1% from $107.0 million in the first quarter (14 weeks) of fiscal 2003. Institutional revenues grew by 3.3%, while Retail revenues declined by 7.7% compared to the year ago quarter. Diluted earnings per share for the first fiscal quarter were $0.44 compared to $0.49 a year ago. Reported earnings in the year ago quarter included a $1.4 million charge ($0.05 per share) for acquisition integration and plant start-up expenses. Cash flow from operations was $11.2 million for the quarter, while capital expenditures were $8.7 million.

Revenues for the quarter were impacted by a number of factors:

     • A 13-week quarter in fiscal 2004 versus a 14-week quarter in fiscal
          2003; this represents an implied `hurdle' rate of 7.7% to achieve sales growth.

     • Continued grocery retailer labor strikes primarily affecting high margin branded sales in California impacting the Company's revenue for the quarter by an estimated $1.0 - $1.5 million.

                                     -more-

AIPC
January 28, 2004

     • A delay in receipt of the continued dumping and subsidy offset payment from the U.S. government. This payment was made historically in the first fiscal quarter, but the government inadvertently excluded
          AIPC from payments it made in the first quarter. This reduced revenues and profit for the quarter by $600,000 versus the year ago quarter.
          The Company anticipates the payment will be received in the second quarter and will record the revenue in the period it is received.

     • Finally, revenues were affected by declining category sales due in part to the current reduced carbohydrate awareness trends in the
          American diet. The Company estimates that total retail pasta sales declined 3% to 4% over the last 90 days, which was more than anticipated.

Gross margins for the quarter were 31.4%, unchanged from the year ago quarter.
Volume challenges, delay of the antidumping payment from the Department of
Commerce, and higher durum costs along with certain other inflationary cost factors, were offset by higher average selling prices in the current quarter versus the year ago first quarter. Operating profit for the quarter was 14.8%
versus a reported 14.7% in the year ago quarter. Interest expense was $0.5 million higher in the current quarter, due primarily to higher debt levels associated with acquisitions and the Company's new manufacturing facility in
Tolleson, Arizona, completed last year.

Cash flow from operations was $11.2 million for the quarter, while capital expenditures were $8.7 million. Operating cash flow for the quarter was reduced by an increase in inventory and a reduction in accounts payable. The reduction in accounts payable is related to cost reduction programs and supplier agreements. The Company no longer anticipates a reduction in inventories for the year because of the need to make sufficient capacity available to meet demand for the Company's new line of reduced carbohydrate products, and because the new products have a much higher cost profile. The Company estimates that inventories will range between $80 and $90 million over the fiscal year, and that operating cash flow less capital expenditures will be in a range of $50 - $60 million.

Horst W. Schroeder, AIPC's Chairman of the Board commented, "I am pleased with the results of the quarter given some of the environmental challenges we experienced. We grew our category market share, added new business, strengthened our competitive position, and prepared to launch our new reduced carb products.
This progress positions us well for excellent growth over the balance of 2004, and into 2005."

During the quarter, the Company also made good progress on a number of growth initiatives that included increased market share and product placements with existing customers. Specifically, AIPC was recently awarded increased allocations of private label volume at Kroger (Western U.S. divisions), Ahold, and Save-A-Lot. Additionally, the Company secured new ingredient meal solutions with customers, including ConAgra, Kraft, and Luigino's. "Our commitment to quality products, customer service, and innovation has allowed us to further strengthen our relationships with these leading customers," said Timothy S.
Webster, AIPC's President and Chief Executive Officer.

                                     -more-

AIPC
January 28, 2004

Also during the quarter, the Company completed an extensive research and development effort and preparation for broad market launch of a new line of great tasting, reduced carbohydrate pastas (see separate release dated January
21, 2004). On the Institutional side, these new products are being rolled out nationally through SYSCO starting February 16, 2004 and AIPC has secured significant volume commitments from two major ingredient accounts with several others in the development stage. On the Retail side, the Company is enhancing its New Balance strategy with a branded and private label offering of "reduced carb" products to all Retail channels scheduled to start shipping in February.

"The trade's reaction to these new products has been extremely positive. Our mainstream positioning of `All the taste, half the carbs' has broad appeal and relevance for today's consumer. While it is far too early to judge the products'
impact, we feel great about proactively responding to the current category opportunities with a first to market offering that provides the desired nutrition profile without the typical sacrifices of taste," said Mr. Webster.

AIPC reiterated the guidance it very recently issued for fiscal 2004:

   Measure                       Projected Range for Fiscal 2004
   -------                       -------------------------------

   Sales of                      $490 - $520 (+11-18% versus 2003)
   EPS of                        $2.55 - $2.70 (+10-17% versus reported 2003)
   Capital Expenditures of       $20-$25 million (down 38-50% versus 2003)
   Free Cash Flow* of            $50 - $60 million (+57-88% versus 2003)

   (*Defined as operating cash flow less capital expenditures)

Consistent with many food companies, AIPC's guidance policy will focus on annual measures and actual results, de-emphasizing quarterly developments and pro forma information.

Free cash flow generation is a major strategic focus for 2004. Anticipated growth in earnings and dramatically reduced capital expenditures will drive free cash flow generation which will be used primarily to reduce debt levels. This
"New Balance in Financial Performance" has been highlighted in AIPC's currently issued 2003 Annual Report.

As reported earlier, AIPC's Board of Directors has initiated a dividend policy.
Specifically, the Board has authorized the payment of a quarterly dividend of
18.75 cents per share to shareholders of record as of March 19, 2004, to be paid on April 5, 2004.

"The Board's action reflects our earnings performance and the prospects for strong cash flow generation in the future. The payment of a dividend will compliment our existing focus on reinvesting cash for growth and debt reduction.
Our commitment remains to prudently invest and deploy cash to maximize shareholder value," said Tim Webster.

                                     -more-

AIPC
January 28, 2004

The Company's Annual Shareholder Meeting is scheduled for February 19, 2004, at the Kansas City Marriott Downtown, 200 West 12th Street, Kansas City, Missouri,
beginning at 10:30 am.

Conference Call and Webcast
AIPC will conduct a conference call today at 10:00 a.m. Eastern Time that will be webcast live at www.aipc.com. A webcast replay will be made available shortly after the call and will be available for 30 days.

Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta
Company is the largest- and the fastest-growing producer and marketer of dry pasta in North America. The Company has five plants that are strategically located in Excelsior Springs, Missouri, Columbia, South Carolina, Kenosha,
Wisconsin, Tolleson, Arizona, and Verolanuova, Italy. The Company has
approximately 710 employees located in the United States and Italy.

The statements by the Company contained in this release regarding 2004 guidance, inventory levels over the balance of the fiscal year, the expectation of debt reduction, along with the comment that the Company is positioned well for growth over the remainder of 2004 and 2005 are forward-looking and based on current expectations. Actual future results could differ materially from those anticipated by such forward-looking statements. The differences could be caused by a number of factors, including, but not limited to, our dependence on a limited number of customers for a substantial portion of our revenue, our ability to manage rapid growth, our ability to obtain necessary raw materials and minimize fluctuations in raw material prices, the impact of the highly competitive environment in which we operate, reliance exclusively on a single product category, our limited experience in the branded retail pasta business, our ability to attract and retain key personnel, our ability to cost-effectively transport our products and the significant risks inherent in our recent international expansion. For additional discussion of the principal factors that could cause actual results to be materially different, refer to our Annual
Report on Form 10-K dated December 30, 2003, filed by the Company with the
Securities and Exchange Commission, any amendments thereto and other matters disclosed in the Company's other public filings. The Company will not update any forward-looking statements in this press release to reflect future events.

                                     -more-

AIPC
January 28, 2004

                         AMERICAN ITALIAN PASTA COMPANY
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                                          Three Months             Three Months
                                                                             Ended                     Ended
                                                                        January 2, 2004           January 3, 2003          % Change
                                                                    ------------------------- ------------------------
Revenues
    Retail                                                                      $74,974                  $81,250            -7.7%
    Institutional                                                                26,625                   25,786             3.3%
                                                                    ------------------------- ------------------------
                                                                                101,599                  107,036            -5.1%

Cost of goods sold                                                               69,745                   73,459            -5.1%
                                                                    ------------------------- ------------------------
Gross profit                                                                     31,854                   33,577            -5.1%

                                                                                  31.4%                    31.4%

Selling and marketing expense                                                    13,578                   13,593            -0.1%
General and administrative expense                                                3,249                    2,812            15.5%
Provision for acquisition and plant start-up expenses                                --                    1,428              N/A
                                                                    ------------------------- ------------------------
Operating profit                                                                 15,027                   15,744            -4.6%

                                                                                  14.8%                    14.7%

Interest expense, net                                                             2,897                    2,427            19.4%
                                                                    ------------------------- ------------------------
Income before income tax expense                                                 12,130                   13,317            -8.9%
Income tax provision                                                              4,003                    4,394            -8.9%
                                                                    ------------------------- ------------------------
Net income                                                                       $8,127                   $8,923            -8.9%
                                                                    ========================= ========================

                                                                                   8.0%                     8.3%
Basic Earnings Per Common Share:
    Net income per common share before non-recurring
         provision for acquisition and plant start-up expenses                    $0.45                    $0.55           -18.2%

    Provision for acquisition and plant start-up expenses,
     net of tax                                                                      --                    (0.05)             N/A
                                                                    ------------------------- ------------------------

    Net income per common share                                                   $0.45                    $0.50           -10.0%
                                                                    ========================= ========================

    Weighted average common shares outstanding                                   18,046                   17,831
                                                                    ========================= ========================

Diluted Earnings Per Common Share:
    Net income per common share before non-recurring
         provision for acquisition and plant start-up expenses                    $0.44                    $0.54           -18.5%

    Provision for acquisition and plant start-up expenses,
     net of tax                                                                      --                    (0.05)             N/A
                                                                    ------------------------- ------------------------

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AIPC
January 28, 2004

    Net income per common share                                                   $0.44                    $0.49           -10.2%
                                                                    ========================= ========================

    Weighted average common shares outstanding                                   18,641                   18,397
                                                                    ========================= ========================

                                     -more-

AIPC
January 28, 2004

                         AMERICAN ITALIAN PASTA COMPANY
                           Consolidated Balance Sheet
                  (in thousands, except per share amounts)

                                                                                January 2,            October 3,
                                                                                   2004                  2003
                                                                           ---------------------- -------------------
Assets
Current assets:
    Cash and temporary investments                                                 $5,315              $6,465
    Trade and other receivables                                                    47,851              51,730
    Prepaid expenses and deposits                                                  14,082              12,692
    Inventory                                                                      82,970              78,760
    Deferred income taxes                                                           2,435               2,435
                                                                           ---------------------- -------------------
Total current assets                                                              152,653             152,082
Property, plant and equipment:
    Land and improvements                                                          15,062              14,867
    Buildings                                                                     133,828             132,035
    Plant and mill equipment                                                      372,272             355,767
    Furniture, fixtures and equipment                                              25,967              25,266
                                                                           ---------------------- -------------------
                                                                                  547,129             527,935
    Accumulated depreciation                                                     (129,168)           (122,811)
                                                                           ---------------------- -------------------
                                                                                  417,961             405,124
    Construction in progress                                                       12,235              18,996
                                                                           ---------------------- -------------------
Total property, plant and equipment                                               430,196             424,120
Other assets                                                                      194,944             194,293
                                                                           ---------------------- -------------------
Total assets                                                                     $777,793            $770,495
                                                                           ====================== ===================

Liabilities and stockholders' equity

Current liabilities:
    Accounts payable                                                              $34,691            $ 42,416
    Accrued expenses                                                               18,880              18,480
    Income tax payable                                                                744               1,096
    Current maturities of long-term debt                                            5,209               2,554
                                                                           ---------------------- -------------------
Total current liabilities                                                          59,524              64,546
Long-term debt                                                                    297,365             300,778
Deferred income taxes                                                              64,532              61,666
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $.001 par value: Authorized shares - 10,000,000                   --                  --
    Class A common stock, $.001 par value: Authorized shares - 75,000,000              20                  20
    Class B common stock, $.001 par value: Authorized shares - 25,000,000              --                  --
    Additional paid-in capital                                                    227,575             227,234
    Treasury stock                                                                (46,585)            (46,585)
     Unearned compensation                                                           (795)               (891)
    Retained earnings                                                             172,622             164,495
    Accumulated other comprehensive gain (loss)                                     3,535                (768)
                                                                           ---------------------- -------------------
Total stockholders' equity                                                        356,372             343,505
                                                                           ---------------------- -------------------
Total liabilities and stockholders' equity                                       $777,793            $770,495
                                                                           ====================== ===================
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